UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 5, 2008

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Item 7.01 Regulation FD Disclosure

On November 5, 2008, First Place Financial Corp. (“First Place”) held its annual meeting of stockholders (“Annual Meeting”). Steven R. Lewis, President and Chief Executive Officer of First Place, and David W. Gifford, Chief Financial Officer of First Place, made a presentation at the Annual Meeting, which included slides containing financial and other information. A copy of these slides is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

During the presentation, Mr. Lewis stated that First Place is considering participating in the Treasury Department’s Troubled Asset Relief Program (“TARP”). Consequently, the presentation includes several slides explaining First Place’s understanding of TARP and its potential impact on First Place. According to Mr. Lewis, no final decision on participation in the TARP program has been made at this time.

All of the proposals considered at the Annual Meeting were approved by the stockholders, including the adoption of the merger agreement, dated May 7, 2008, by and between First Place and Camco Financial Corporation, the election of three directors to the First Place board for three-year terms, and three other proposals.

Item 8.01 Other Events

On November 5, 2008, First Place Financial Corp. (“First Place”) held its annual meeting of stockholders (“Annual Meeting”). All of the proposals considered at the Annual Meeting were approved by the stockholders, including the adoption of the merger agreement (the “Merger Agreement”), dated May 7, 2008, by and between First Place and Camco Financial Corporation (“Camco”).

Under the terms and conditions set forth in the Merger Agreement, Camco will be acquired by First Place by way of a merger, whereby Camco will merge with and into First Place, with First Place as the surviving institution. At the effective time of the acquisition, each share of Camco common stock outstanding will be converted into $13.58 in cash or 0.97 shares of First Place common stock. The merger agreement, however, provides that if there is a significant decrease in the market value of First Place’s common stock such that First Place’s average share price during a specified period prior to the closing of the merger is equal to or less than $11.20 per share, then, First Place may, but is not obligated to, increase the exchange ratio so that the adjusted exchange ratio multiplied by the average closing price of First Place common stock will equal $10.86. At the Annual Meeting, Steven R. Lewis, President and Chief Executive Officer of First Place, announced that First Place would not be increasing the exchange ratio or adding any additional cash into the transaction.

Item 9.01 Financial Statements and Exhibits

c) Exhibits.

Exhibit No.	Description
99.1	Copies of slides used in a presentation at the 2008 Annual Meeting of First Place Financial Corp at the Avalon Golf and Country Club at Squaw Creek in Vienna, Ohio at 10:00 AM on November 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: November 5, 2008	By:	/s/ David W. Gifford
David W. Gifford
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Copies of slides used in a presentation at the 2008 Annual Meeting of First Place Financial Corp at the Avalon Golf and Country Club at Squaw Creek in Vienna, Ohio at 10:00 AM on November 5, 2008